  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2019 relating to the consolidated financial statements which appeared in Sleepaid Holding Co.’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017.

/s/ Zia Masood Kiani & Co.

(Chartered Accountants)

Islamabad, Pakistan

Date: November 27, 2019